UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): August 19, 2026
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GRANITE RIDGE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas	001-41537	88-2227812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5217 McKinney Avenue, Suite 400 Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)
(214) 396-2850
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRNT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 19, 2026, the board of directors (the “Board”) of Granite Ridge Resources, Inc. (the “Company”) approved an increase in the size of the Board from seven directors to nine directors and appointed John Cocke and Jonathan Adams to the Board, each effective as of August 19, 2026. Mr. Cocke was appointed as a Class II director to serve until the 2027 annual meeting of shareholders or until his earlier death, resignation or removal from office, and Mr. Adams was appointed as a Class III director to serve until the 2028 annual meeting of shareholders or until his earlier death, resignation or removal from office. The Board determined that each of Mr. Cocke and Mr. Adams is an “independent” director under the applicable rules of the New York Stock Exchange (“NYSE”). In connection with these appointments, the Board also modified the composition of its committees, effective as of August 19, 2026. As so modified, the Audit Committee consists of Amanda Coussens (Chair), Mr. Cocke and John McCartney; the Compensation Committee consists of Thaddeus Darden (Chair), Ms. Coussens, Michele Everard and Mr. McCartney; and the Nominating and Governance Committee consists of Griffin Perry (Chair), Mr. Adams, Ms. Coussens and Mr. McCartney.
Mr. Cocke, 45, is a Partner at Corbin Capital Partners and serves as Deputy Chief Investment Officer, Credit and Portfolio Manager of Corbin’s Credit Strategies. Mr. Cocke has served as Portfolio Manager for Corbin’s Credit Strategies and has helped develop Corbin’s credit platform, including opportunistic credit and private credit funds, and has invested across traded corporate, event-driven, structured credit, asset-backed and private credit strategies. Mr. Cocke is a member of Corbin’s Multi-Strategy Investment Committee, Credit Investment Committee and Valuation Committee. Prior to joining Corbin in 2006, Mr. Cocke was an analyst in the Global Telecommunications Group at UBS Investment Bank and previously served as an Investment Analyst at Bluestem Asset Management LLC. Mr. Cocke earned his M.S. in Accounting and B.S. in Commerce from the McIntire School of Commerce at the University of Virginia and is a Chartered Financial Analyst charterholder.
Mr. Adams, 43, is Chief Investment Officer of Mt. Vernon Investments, LP, a Dallas-based family office, where he has spent nearly two decades building his investment career. Since becoming Chief Investment Officer in 2025, Mr. Adams has led the firm’s investment platform, overseeing investment decisions, asset allocation, risk management and portfolio construction across public and private equity, venture capital, real estate and commodities. Prior to becoming Chief Investment Officer, Mr. Adams served as Investment Director, where he was responsible for deal sourcing and execution primarily within private equity, venture capital and commodities. Mr. Adams holds an MPA and BBA in Accounting from the University of Texas at Austin McCombs School of Business, is a Chartered Financial Analyst charterholder and is a licensed Certified Public Accountant in the State of Texas. Mr. Adams serves on several boards, including TTI Acquisition, LLC and Vitasora Health Ltd.
In connection with their appointments, the Board approved, effective as of August 19, 2026, (i) a grant of 19,305 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) to each of Mr. Cocke and Mr. Adams under the Company’s 2022 Omnibus Incentive Plan, as amended (the “Incentive Plan”) and (ii) a grant of 5,315 shares of restricted Common Stock to each under the Incentive Plan, which shares shall vest in full on January 2, 2027. Each of Mr. Cocke and Mr. Adams will also be eligible to receive the annual cash retainer and other compensation payable to the Company’s non-employee directors under the Company’s director compensation program, including the right to receive such annual cash retainer, payable quarterly in arrears, in the form of Common Stock.
Also in connection with their appointments, on August 19, 2026, the Company entered into indemnity agreements with each of Mr. Cocke and Mr. Adams substantially in the form of indemnity agreement for officers and outside directors filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K12B filed with the Securities and Exchange Commission on August 6, 2026.
Neither Mr. Cocke nor Mr. Adams has any family relationships with any current director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which either Mr. Cocke or Mr. Adams has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings with any other person pursuant to which either Mr. Cocke or Mr. Adams was appointed to the Board.

Item 7.01    Regulation FD Disclosure
On August 19, 2026, the Company issued a press release announcing the distribution of shares of Common Stock by affiliates of Grey Rock Investment Partners (“Grey Rock”) and the appointment of two independent directors to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.
Item 8.01    Other Events
As a result of a distribution of shares of Common Stock by affiliates of Grey Rock to their respective limited partners on August 19, 2026, Grey Rock and its affiliates no longer hold a majority of the voting power of the Company’s outstanding Common Stock. Accordingly, the Company ceased to be a “controlled company” within the meaning of Section 303A of the NYSE Listed Company Manual as of such date. As a result of the appointments described above, the Board is composed of a majority of independent directors. The Company intends to avail itself of the transition periods available under Section 303A.00 of the NYSE Listed Company Manual to a company that ceases to qualify as a controlled company with respect to the independence requirements for its Compensation Committee and Nominating and Governance Committee.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1*	Press Release of Granite Ridge Resources, Inc., dated as of August 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE RIDGE RESOURCES, INC.

Date: August 19, 2026	By:	/s/ Tyler S. Farquharson
		Name:	Tyler S. Farquharson
		Title:	President and Chief Executive Officer